UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2018

ASPEN REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38401	81-4842839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

96 Spring Street, 6th Floor

New York, NY 10012

(Address of Principal Executive Offices) (Zip Code)

646-780-5451

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 28, 2018, Aspen REIT, Inc. (the “Company”) notified the NYSE American LLC (the “NYSE American”) in writing that the Company has determined to withdraw its Common Stock, $0.01 par value per share (the “Common Stock”), from listing and/or registration on the NYSE American, pursuant to CFR § 240.12d2-2(c).

Item 8.01. Other Events.

On March 5, 2018, the Company issued a press release regarding its notice to the NYSE American that the Company has determined to withdraw its Common Stock from listing and/or registration on the NYSE American, pursuant to CFR § 240.12d2-2(c).  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit	Description
99.1	Press release dated March 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN REIT, INC.

By:	/s/ Stephane De Baets
Stephane De Baets
Chief Executive Officer

Dated: March 5, 2018